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                                                                 EXHIBIT 23.2

                        [Deloitte & Touche Letterhead]



                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Registration Statement of RoweCom, Inc. on Form S-3 (File No. 333-32670) of our report on Dawson's Subscription Business dated December 17, 1999, March 16, 2000, as to
Note 14 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 14), appearing in the Current Report on Form 10-K of RoweCom Inc. dated March 16, 2000.


/s/ Deloitte & Touche

DELOITTE & TOUCHE

Chartered Accountants
London, England

October 5, 2000